Exhibit 10.37

THE NOTE OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND HAS NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THE NOTE CANNOT BE OFFERED, SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS THEN AVAILABLE.

THIS NOTE IS SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED APRIL 26, 2010 BY AND AMONG FVA VENTURES, INC, A CALIFORNIA CORPORATION, ROPART ASSET MANAGEMENT FUND II, LLC, A DELAWARE LIMITED LIABILITY COMPANY, VISALUS HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY, RYAN BLAIR, NICK SARNICOLA, BLAKE MALLEN AND BLYTH VSH ACQUISITION CORPORATION, A DELAWARE CORPORATION.

PROMISSORY NOTE

$300,000.00	April 26, 2010
Los Angeles, CA

FOR VALUE RECEIVED, the undersigned, FVA VENTURES, INC., a California C corporation (the “Debtor”), promises to pay to the order of BLYTH VSH ACQUISITION CORP. (the “Holder” or “Lender”), in lawful currency of the United States of America, the principal sum of THREE HUNDRED THOUSAND AND NO/I 00 DOLLARS ($300,000.00), pursuant to the terms of this Promissory Note (“Note”), together with interest at a rate equal to ten percent (10%) per annum on the outstanding principal balance due hereunder.

1.	PAYMENTS AND INTEREST.

a.	Computation. Interest will be computed on the basis of a 360-day year and a 30-day month.

b.

Interest Rate and Prepayments. This Note shall bear interest at the rate of ten percent (10%) per annum on the outstanding balance due under this Note. Any prepayments made under this Note (excluding Interest Payments pursuant to subparagraph c. below), shall be first applied to any costs or expenses due hereunder, then to any accrued and unpaid interest due hereunder and then to the outstanding principal balance due hereunder.

c.	Interest Payments. The interest on this Note shall be payable quarterly on the first Friday of the month following each quarter.

2.

SENIORITY. This Note and the debt evidenced hereby (the “BTH Loan”) is senior in all respects to all amounts owed by Debtor and/or ViSalus Holdings, LLC (“ViSalus”) to Ropart Asset Management Fund, LLC, Ryan Blair, Nick Sarnicola, and/or Blake Mallen, which exist as of the date hereof or which are yet to accrue pursuant to, or in connection with, those loans made to Debtor in the approximate aggregate principal amount of Two Million Six Hundred Sixty Thousand and No/100 ($2,660,000.00) Dollars between the dates of December 12, 2008 and October 9, 2009 (collectively the “RAM Prior Loan”), and to all amounts owed by Debtor and/or Vi Salus to Lender, which exist as of the date hereof or which are yet to accrue pursuant to, or in connection with, those loans made by Lender to Debtor in the principal amount of Three Million and Noll 00 ($3,000,000.00) Dollars pursuant to that certain Loan and Security Agreement dated July 30, 2008, as amended (collectively the “BTH Prior Loan”). The BTH Loan (as is evidenced by this Note), shall be pari passu with any amounts owed by Debtor and/or ViSalus to Ropart Asset Management Fund II, LLC, Ryan Blair, Nick Sarnicola, and Blake Mallen (collectively the “RAM Parties”), pursuant to, or in connection with, that loan made by the RAM Parties to Debtor in the principal amount of One Million Two Hundred Thousand and No/100 ($1,200,000.00) Dollars, as evidenced by that certain Amended and Restated Promissory Note having an effective date of February 1, 2010 (the “RAM Loan”).

3.

LOAN MATURITY. The entire principal balance, together with all accrued and unpaid interest and any other charges, advances, and fees, if any, outstanding hereunder shall be due and payable in full on February 28, 2011, or upon the earlier acceleration of the Note (the “Maturity Date”).

4.

SECURITY. Subject to the provisions of that certain Intercreditor Agreement by and among Debtor, Lender and the RAM Parties, dated April 26, 2010 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), this Note and all obligations of Debtor hereunder are secured by any and all loan and security agreements, security agreements, pledge agreements, guaranties, mortgages, assignments and all other agreements given by Debtor or any third party to Lender in connection with the BTH Prior Loan (collectively, and as amended, including pursuant to the Intercreditor Agreement, the “BTH Collateral Documents”).

5.

DEFAULT. Debtor shall be in default if any of the following happens (each an “Event of Default”): (a) Debtor fails to make any payment when due under this Note or (b) Debtor or any guarantor fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or the BTH Collateral Documents.

6.

ACCELERATION. Upon the occurrence of an Event of Default, the Lender may declare the entire unpaid principal balance under this Note and all accrued and unpaid interest immediately due and payable, without notice.

7.

ATTORNEYS’ FEES. The Debtor agrees to pay the following costs, expenses, and attorneys’ fees paid or incurred by the Holder, or adjudged by a court: (i) reasonable costs of collection, costs and expenses, and reasonable attorneys’ fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; and (ii) costs, expenses and reasonable attorneys’ fees incurred by the Holder in any action to enforce payment of this Note or any part of it, or which are incurred in connection with any action challenging the validity and/or priority of this Note.

8.

SEVERABILITY. If any provision of this Note is invalid by operation of any law or interpretation placed thereon by any court, this Note shall be construed as not containing such provision and all other provisions of this Note which are otherwise lawful shall remain in full force and effect, and to this end the provisions of this Note are declared to be severable.

9.

GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California as those laws are applied to written contracts between residents of such jurisdiction to be performed within such jurisdiction and has been issued in reliance on Section 25118 of the California Corporations Code.

10.	ASSIGNMENT. The Holder shall not assign this Note without the prior written consent of the Debtor.

11.

FORBEARANCE NOT A WAIVER. No delay or omission on the part of the Holder in exercising any rights under this Note, on default by the Debtor, shall operate as a waiver of such right or of any other right under this Note or other agreements, for the same default or any other default.

12.

MANNER OF NOTIFICATION. Any notice to the Debtor provided for in this Note shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, addressed to the Debtor at the address stated below, or to such other address as the Debtor may designate by written notice to the Holder. Any notice to the Holder shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holder at the address stated below, or at such other address as may have been designated by written notice to the Debtor. Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

13.

TREATMENT OF NOTE. To the extent permitted by generally accepted accounting principles, the Debtor will treat, account and report this Note as a debt and not equity for all purposes and with respect to any returns filed with federal, state or local tax authorities.

14.

HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

15.	GENERAL WAIVERS. To the extent permitted by law, Debtor waives presentment, demand for payment, notice of acceleration, intent to accelerate, protest, notice of dishonor and all other notices.

16.

MAXIMUM INTEREST RATE. Notwithstanding any other provision of this Note, Lender shall never be entitled to charge, take or receive as interest on this Note any amount in excess of the highest rate to which borrowers may lawfully agree in writing (“Maximum Rate”). If Lender ever receives interest in excess of the Maximum Rate, the excess shall be considered a partial prepayment of the principal of the Note.

DEBTOR: FVA VENTURES, INC.
a California C Corporation

By:	/s/ John Tolmie
Name:	John Tolmie
Title:	Senior Vice President of Finance and Administration

Lender Address:	Debtor Notice Address:

Blyth VSH Acquisition Corp.	1607 E. Big Beaver Rd., Ste. 110
One East Weaver St.	Troy, Michigan 48084
Greenwich, CT 06831
Attention: General Counsel